EXHIBIT 10.1
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                         MANAGEMENT TRANSITION AGREEMENT

     This Management Transition Agreement (the "Agreement") is made as of February 1, 2005, by and between Alan R. MacDougall, (the "Employee") and Datawatch Corporation (the "Company"). This Agreement supersedes the Severance Agreement dated April 25, 2002 by and between the Company and Alan R. MacDougall.

     WHEREAS, the Company desires to continue to employ the Employee in a part-time capacity for a period ending on July 31, 2005 to assist the Company's incoming Chief Financial Officer ("CFO") in transitioning to the role of CFO for the Company and to advise the CFO on such matters as he determines, including, but not limited to, SEC rules, regulations, filings, and compliance; investor relations, banking facilities, contract status, and general business advice; and the Employee desires to be employed by the Company on the terms specified herein;

     NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

     1. Position and Responsibilities. The Employee agrees to serve as Advisor to the CFO of the Company. The Employee agrees to make himself reasonably available on an as needed basis to advise and assist the CFO in his transition to the position of CFO for the Company. The Employee shall report to, and his activities shall be subject to the reasonable direction and control of the Company's CFO, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to his position as Advisor to the CFO as may from time to time be reasonably vested in or requested of him.

     2. Resignation of Officer and Directors Positions. The Employee has resigned as of January 10, 2005, from any and all officer and director positions with the Company.

     3. Term. The parties agree that the Employee's employment with the Company, under this Agreement, shall end on July 31, 2005 (the "Termination Date").

     4. Compensation and Benefits. As compensation for the satisfactory performance by the Employee of his duties and obligations hereunder to the Company and subject to the provisions of Section 5, the Employee shall receive:

          4.1. Base Salary. The Employee's salary shall be paid at a rate of $12,500.00 per month (the "Base Salary") up until March 31, 2005. Effective April 1, 2005, the Employee will receive payment of accrued unused vacation time at the rate of $4,327.00 per month with the last payment being July 31, 2005. The Base Salary shall be payable in accordance with the customary payroll practices of the Company as may be established or modified from time to time. All payments shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

          4.2. Benefits. During Employee's employment, and subject to any contribution generally required of employees of the Company, the Employee shall be eligible to participate in all employee health and benefits plans, to the extent permitted under the terms of the plans, as may be from time to time adopted by the Company and in effect for employees of the Company in similar positions. Employee's participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Board or any administrative or other committee provided for in, or contemplated by, such plan. Notwithstanding the above, the Company may not alter its policies or take any action during the term of this Agreement which is designed to affect Employee's rights only (and not those of other employees of the Company) to participate in the employee health and benefit plans, except as otherwise required due to a change in governing law or regulation.

     The Company's plans and policies shall govern all other benefits. The Company may alter, modify, add to, or delete its employee benefits plans and policies, at any time, as the Company, in its sole judgment, determines to be appropriate. The Employee's medical and dental insurance coverage under the Company's group health plan is scheduled to terminate on July 31, 2005 - the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Beginning on

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August 1, 2005, if elected by the Employee, the Company will pay both the employer and employee portions of COBRA premium payments for medical and dental coverage for a period of five (5) months ending December 31, 2005. The employee has the right to continue COBRA coverage, at his own expense, for an additional 13 months. Such benefits may be continued but only to the extent that Employee makes timely premium payments for such continuation of benefits.

     Notwithstanding the above, the Employee will not be eligible for any bonuses, stock options (other than as previously granted), or accrual of any vacation time under this Agreement. The parties agree that through July 31, 2005, Employee's stock options, as previously granted, shall continue to vest in accordance with the vesting schedules set forth in Employee's Incentive Stock Option Agreements dated July 23, 2003 and November 21, 2003. All other of the Employee's Incentive Stock Option Agreements dated May 1, 1997, December 11, 1997, May 3, 1999, July 15, 1999, December 11, 2000, November 19, 2001 and March
8, 2002 are fully vested. Employee's rights to exercise such stock options shall remain subject to the terms and conditions of the Datawatch Corporation 1996 Stock Option Plan and the above-referenced Incentive Stock Option Agreements. It being agreed, for purposes of this agreement, that Employee's employment by the corporation will terminate on July 31, 2005.

          4.3. Business Expenses. The Company shall pay or reimburse the Employee for all reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to (i) any reasonable expense policy of the Company, as set by the Company and/or the Board of Directors from time to time and generally applicable to employees of the Company in similar positions, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Company and/or Board of Directors from time to time.

     5. Termination of Employment Due to Death or Disability. In the event of the Employee's death or Disability (as defined herein) during the Employee's employment hereunder, the Employee's employment shall immediately and automatically terminate. The Company shall, however, continue to pay to the Employee (or in the case of death, the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, his estate), the Employee's Base Salary through March 31, 2005 as well as the Employee's accrued unused vacation time. Additionally, and upon Employee's election (in the case of Disability) or his spouse's election (in the case of death), the Company shall pay both the employer and employee portions of COBRA premium payments for medical and dental coverage until December 31, 2005. The date of death or Disability shall be the date of the "qualifying event" under COBRA. Should either the Employee (in the case of Disability) or his spouse (in the case of death) be eligible for COBRA benefits beyond December 31, 2005, such benefits may be continued but only to the extent that either Employee or his spouse makes timely premium payments for such continuation of benefits. For the purposes of this Agreement, "Disability" shall mean any physical incapacity or mental incompetence (i) as a result of which the Employee is unable to perform the essential functions of his job for an aggregate of 90 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.

     6. Termination of Employment For Any Reason Other Than Death or Disability. In the event that the Employee's employment is terminated by the Company for any reason other than death or Disability, the Company will, nonetheless, be obligated to fulfill all obligations under this Agreement, including payment of all compensation and benefits set forth in Section 4.

     7. Termination of Benefits. Except for any right of continuation of benefits coverage to the extent provided by this Agreement, COBRA, or other applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the Termination Date.

     8. Proprietary Information, Inventions, and Agreements. The Employee understands and agrees that he remains subject to the Datawatch Proprietary Information and Inventions Agreement, dated June 10, 1991, which remains in full force and effect.

     9. Conflicting Agreements. The Employee hereby warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Employee is a party or is bound and that the Employee is not now subject to and will not enter into any agreement, including, without limitation, any covenants against competition or similar covenants that would affect the performance of his obligations hereunder.

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Notwithstanding the above, the Employee shall be free to enter into any other employment, consulting or other business relationship (collectively, "business relationships") with any other entity, provided such business relationships are consistent with and do not violate Employee's obligations as contained in his Proprietary Information and Inventions Agreement.

     10. Withholding; Taxes. All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

     11. Miscellaneous.

          11.1. Assignment. The Employee shall not assign this Agreement or any interest herein. The Company may assign this Agreement in connection with the sale of the Company or the sale of substantially all of the Company's assets. This Agreement shall inure to the benefit of the Company and shall be binding upon the Company and the Employee, and their respective successors, executors, administrators, heirs and permitted assigns.

          11.2. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          11.3. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of the Company to require the performance of any term or obligation of this Agreement, or the waiver by the Company of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Employee and/or an authorized member of the Board of Directors.

          11.4. Notices. All notices, requests and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or three (3) business days after being deposited in the mail of the United States, postage prepaid, registered or certified, and addressed (a) in the case of the Employee, to the address set forth underneath his signature to this Agreement, or (b) in the case of the Company, to the attention of the Chairman of the Board, at 175 Cabot Street, Suite 503, Lowell, MA 01854, and/or to such other address as either party may specify by notice to the other.

          11.5. Entire Agreement. This Agreement and the Proprietary Information and Inventions Agreement constitute the entire agreement between the Company and the Employee with respect to the terms and conditions of the Employee's employment with the Company and supersede all prior communications, agreements and understandings, written or oral, between the Employee and the Company with respect to the terms and conditions of the Employee's employment with the Company. Effective January 10, 2005, the Severance Agreement dated April 25, 2002 by and between the Company and Alan R. MacDougall is terminated.

          11.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

          11.7. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule thereof.

          11.8. Consent to Jurisdiction. Each of the Company and the Employee, by its or his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon

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this Agreement, the Employee's employment with the Company and/or termination thereof, or relating to the subject matter hereof, and agrees not to commence any such claim or action other than in the above-named courts.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.


                                        DATAWATCH CORPORATION

                                        By: /s/ Robert W. Hagger
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                                        Name: Robert W. Hagger
                                        Title: President and CEO


                                        THE EMPLOYEE

                                        By: /s/ Alan R. MacDougall
                                            ------------------------
                                        Name: Alan R. MacDougall

                                        Address:

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